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                                                                 EXHIBIT 10.37

                             CONSULTING CONTRACT

This agreement (this "Agreement") is made as of October 14, 1998, by and between NetGateway, Inc. (hereinafter, "Employer"), and Richard A. Berns (hereinafter, "Consultant").

                                  RECITALS

A. Employer is engaged in the eCommerce and software business and maintains its principal place of business at 300 Oceangate, Long Beach, California 90802.

B. Consultant is willing to be contracted by Employer, and Employer is willing to employ Consultant, on the following terms, covenants and conditions.

NOW, THEREFORE, in consideration of the mutual covenants and promises of the parties set forth herein, Employer and Consultant covenant and agree as follows:

                                  SECTION I

                      NATURE OF AND PLACE OF EMPLOYMENT

Employer hereby engages, retains and hires Consultant as an independent Consultant at 1705 Capital of Texas Highway, Suite 204, Austin, Texas 78746, and Consultant accepts and agrees to such engagement, retention and hiring. Subject to the supervision and pursuant to the orders, advice and direction of Employer, Consultant shall: (a) communicate with shareholders, potential broker dealers, institutions and funds for the purpose of disseminating information concerning Employer and its business operations to such parties and generally maintaining shareholder awareness of Employer's business activities, (b) perform such other duties as are customarily performed by a consultant holding such position in similar businesses or enterprises as that engaged in by Employer and (c) render such other and further services and duties as may be required of Consultant from time to time by Employer.

                                  SECTION II

                MANNER OF PERFORMANCE OF CONSULTANT'S DUTIES

Consultant hereby agrees that, at all times, he will perform faithfully, industriously and to the best of his ability, experience and talent, all duties that may be required of him pursuant to the terms of this Agreement, to the Company's reasonable satisfaction. Such duties shall be rendered at Austin, Texas, and at such other place or places as Employer shall require, or as the interests, needs, business and opportunities of Employer shall require, dictate or make advisable.

                                 SECTION III

                            DURATION OF EMPLOYMENT

The term of this Agreement shall be for a period of two (2) years, commencing on October 14, 1998, and terminating on October 14, 2000, subject to prior termination as provided by this Agreement.

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                                  SECTION IV

                           COMPENSATION AND EXPENSES

a. Employer shall pay Consultant, and Consultant agrees to accept from Employer, in full payment for Consultant's services hereunder, compensation at the rate of $24,000 per annum, payable in arrears, in monthly installments of $2,000.

b. Employer shall reimburse Consultant for any and all reasonable necessary, customary and usual expenses incurred by Consultant while traveling on behalf of Employer pursuant to Employer's direction under this Agreement.

c. From time to time, Employer may, but shall in no event be required to, provide bonuses and other incentives to Consultant in connection with any Shareholder awareness program that is developed by Consultant and reflected in Employer's stock price.

                                  SECTION V

            TERMINATION OF AGREEMENT ON DISCONTINUANCE OF BUSINESS

Notwithstanding anything contained herein to the contrary, in the event that Employer discontinues operating its business for any reason, this Agreement shall cease and terminate as of the last day of the month in which Employer ceases operations, with the same force and effect as if that last day of such month were originally set forth as the termination date of this Agreement.
In the event of such termination, Employer shall only be obligated to pay Consultant for fees and expenses earned hereunder by Consultant through the date of such termination.

                                  SECTION VI

                        DEVOTION OF TIME TO BUSINESS

a. Consultant shall devote sufficient time, attention, knowledge and effort to the business and interests of Employer, and Employer shall be entitled to all benefits, profits and other issues arising from or incident to any and all work, services and advice of Consultant, and Consultant expressly agrees that, during the term of this Agreement, Consultant will not be interested, directly or indirectly, in any form, fashion or manner, as partner, officer, director, stockholder or employee of Employer, or in any other form or capacity in any business similar to Employer's business or any allied trade.

b. Notwithstanding anything to the contrary contained in Section VI(a) hereof, nothing in this Agreement shall be deemed to prevent or limit Consultant's right to invest in the capital stock or other securities of any corporation whose stock or securities are publicly owned or are regularly traded on any public exchange, nor shall anything in this Agreement be deemed to prevent Consultant from investing in, or limit the Consultant's right to invest in, real estate.

                                  SECTION VII

                  NONDISCLOSURE OF CONFIDENTIAL INFORMATION

a. Consultant specifically agrees that Consultant will not at any time, in any fashion, form or manner, either directly or indirectly, divulge, disclose or communicate to any person, entity, firm or corporation in any manner whatsoever, any information of any kind, nature or description concerning any matters affecting or relating to the business of Employer, including, but not limited to, the names of any of Employer's customers, the prices it obtains or has obtained or at

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which Employer sells or has sold its products, or any other information concerning the Employer's business, its manner of operation, its plans, processes or other data of any kind, nature or description whatsoever, without regard to whether any or all of the foregoing matters or information would be deemed confidential, material or proprietary. The obligations of this Section VII(a) shall survive termination of this Agreement.

b. The parties hereto stipulate and agree that, as between them, the foregoing matters are important, material and confidential and will gravely affect the effective and successful conduct of the business of Employer and its goodwill, and that any breach of the terms of this Section VII is a material breach of this Agreement and may be specifically enforced.

                                   SECTION VIII

                     CONSULTANT'S COMMITMENTS AS BINDING ON EMPLOYER

Notwithstanding anything contained herein to the contrary, it is expressly understood and agreed that Consultant shall not have the right to make any contracts or commitments on Employer's behalf without Employer's written consent, which consent may be given or withheld in the sole discretion of Employer.

                                  SECTION IX

                               ENTIRE AGREEMENT

a. This Agreement contains the sole and entire agreement between the parties hereto and supersedes any and all other agreements between the parties. The parties acknowledge and agree that neither of them has made any representation with respect to the subject matter of this Agreement or any representations inducing the execution and delivery of this Agreement, except such representations as are specifically set forth in this Agreement, and each of the parties acknowledges that such party has relied on such party's own judgment in entering into the Agreement.

b. The parties further acknowledge that any statements or representations that may have previously been made by either of them to the other are void and of no effect and that neither of them has relied thereon in connection with such party's dealings with the other.

                                  SECTION X

                     WAIVER OR MODIFICATION OF AGREEMENT

a. A waiver or modification of this Agreement or of any covenant, condition or other provision of this Agreement shall not be valid unless in writing and executed by the party to be charged, and evidence of any waiver or modification shall not be offered or received in evidence in any proceeding, arbitration or litigation between the parties arising out of or affecting this Agreement or the rights or obligations of any party under this Agreement, unless the waiver or modification is in writing, executed by the party to be charged.

b. The parties further agree that the provisions of this section may not be waived except as set forth in this Agreement.

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                                  SECTION XI

                                 GOVERNING LAW

This Agreement shall be construed in accordance with the laws of the State of California, without regard to choice of law principles thereof.

                                 SECTION XIII

                      ASSIGNMENT OR SURVIVORSHIP OF BENEFITS

This Agreement shall be binding on and inure to the benefit of the respective parties and their executors, administrators, heirs, personal representatives, successors and assigns.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.



                                       /s/ RICHARD A. BERNS
                                       ----------------------------
                                       Richard A. Berns



                                       NETGATEWAY, INC.



                                       By: /s/ KEITH FREADHOFF
                                           -------------------------
                                           Keith Freadhoff

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